Exhibit 10.95
CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$4,000,000.00	08-15-2009	08-15-2011	XXXXXXXX	500/10	XXXXXX	RDH

References in the boxes above are for Lender’s use only and do not limit the applicability document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	VCG Holding Corp. Lowrie Management, LLLP 390 Union Blvd. #540 Lakewood, CO 80228-1557	Lender:	Citywide Banks PO Box 128 Aurora, CO 80040-0128 (303) 365-3600

Principal Amount: $4,000,000.00
DESCRIPTION OF EXISTING INDEBTEDENESS. Original Promissory Note in the amount of $5,000,000.00 dated June 29, 2007.
DESCRIPTION OF COLLATERAL. 302,400 Shares of VCG Holing Corp. Common Stock, Certificate Number 00227, Cusip Number 91821k 101.
200,000 Shares of VCG Holding Corp. Common Stock, Certificate Number 01120, Cusip Number 91821k 10 1.
1,585,000 Shares of VCG Holding Corp. Common Stock, Certificate Number 00198, Cusip Number 918k 10 1.
826,907 Shares of VCG Holding Corp. Common Stock, Certificate Number 01192, Cusip Number 91821k 10 1.
Assignment of Life Insurance Policy Number XXXXXXXX in the amount of $15,000,000.00 on the Life of Troy H. Lowrie issued by Security Life of Denver Insurance Company.
P&A Select Strategy Fund, LP.
P&A Select Multi-Sector Fund II, LP
DESCRIPTION OF CHANGE IN TERMS. Effective August 15, 2009 the term of the Note in extended to August 15, 2011 and Troy H. Lowrie has been changed from a Co-Borrower to a Guarantor.
Effective August 15, 2009 Assignment of Life Insurance Policy Number XXXXXXXX in the amount of $15,000,000.00 on the Life of Troy H. Lowrie issued by Security Life of Denver Insurance Company, Hedge Fund Interest in P&A Select Strategy Fund, LP and Hedge Fund Interest in P&A Select Multi-Sector Fund II, LP has been added as Collateral.
Effective August 15, 2009 the following terms have been added:
1)	Net Cash Flow to debt service ratio has been added

2)	Negative-Convent- indebtedness and Liens shall apply only to new borrowing transactions equal or in excess of $1,000,000.00

3)	Default events- Change in Ownership shall have added: ‘without prior consent of Lender’.
PROMISE TO PAY. VCG Holding Corp.; and Lowrie Management, LLLP (“Borrower”) jointly and severally promise to pay to Citywide Banks (“Lender”), or order, in lawful money of the United

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Loan No: XXXXXXXX
States of America, the principal amount of Four Million & 00/100 Dollars ($4,000,000.00) or so much as may be outstanding, together with interest on the unpaid principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on August 15, 2011. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 15, 2009, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied to fist to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. This interest rate on this Loan is subject to change from time to time based on changes in an independent index which is The Prime Rate as Published in the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its Loans. IT the Index becomes unavailable during the term of this Loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than on the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 0.500 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 6.000% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this loan be less than 6.000% per annum or more than the maximum rate allowed by applicable law.
INTERST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.
PREPAYMENT; MINIMUM INTERST CHARGE. In any event, even upon full prepayment of this Agreement, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. . Other than Borrower’s obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower o Borrower’s obligation to continue making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Citywide Banks, PO Box 128, Aurora, CO 80040-0128.
LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased to 21.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an even of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.

CHANCE IN TERMS AGREEEMENT (Continued)	3
Loan No: XXXXXXXX
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform ay term, obligation covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Any guarantor or Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of guarantor’s or Borrower’s property or Borrower’s ability to perform their respective obligations under this Agreement or any of the Related Documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or n Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business or the death of any partner, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, r the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding an if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor of forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Events Affecting General Partner of Borrower. Any of the preceding events occurs with respect to any general partner of Borrower or any general partner dies or becomes incompetent.
Change in Ownership. The resignation or expulsion of any general partner with an ownership interest of twenty-five percent (25%) or more in Borrower. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower without prior consent of the Lender.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance or this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes,

CHANCE IN TERMS AGREEEMENT (Continued)	4
Loan No: XXXXXXXX
subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation attorneys’ fees and legal expenses for bankruptcy proceedings (include efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Sate of Colorado without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Colorado.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether in checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.
LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement may be requested either orally or in writing by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request, on forms acceptable to Lender. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority; Troy H. Lowrie, Chairman & CEO of VCG Holding Corp.; Courtney Cowgill, CFO of VCG Holding Corp. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person, or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender’s internal records, including daily computer print-outs.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligations(s) as changed, nor obligate Lender to make any further changes in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of the Lender to retain as liable parties all makers and endorsers of the original obligation(s), including all accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign the Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise wil not be released by it. This waiver does not only to any initial extension, modification or release, but also to all such subsequent actions.
PRIOR NOTE. Original Promissory Note in the amount of $5,000,000.00 dated June 29, 2007.
SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the indebtedness.

CHANCE IN TERMS AGREEEMENT (Continued)	5
Loan No: XXXXXXXX
MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Each Borrower understands and Agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, or other guarantors on any terms or in any manner Lender may choose; (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release from any party, partner, or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.
PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

VCG HOLDING CORP.

By: /S/ Troy H. Lowrie	By: /S/ Courtney Cowgill
Troy H. Lowrie,	Courtney Cowgill,
Chairman & CEO of VCG Holding Corp.	CFO, Secretary-Treasurer of VCG Holding Corp.

LOWRIE MANAGEMENT LLLP

LOWRIE INVESTMENT MANAGEMENT, INC , General Partner of Lowrie Management, LLLP

By: /S/ Troy H. Lowrie
Troy H. Lowrie,
President of Lowrie Investment Management, Inc.